UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2009

EDDIE BAUER HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or other jurisdiction of incorporation)

001-33070	42-1672352
(Commission File Number)	(I.R.S. Employer Identification No.)

10401 NE 8th STREET, SUITE 500

BELLEVUE, WA 98004

(Address of Principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 755-6544

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 29, 2009, Eddie Bauer Holdings, Inc., a Delaware corporation (the “Company”) and substantially all of the Company’s subsidiaries (collectively, the “Sellers”) entered into a First Amendment (the “Amendment”) to the previously disclosed Asset Purchase Agreement (the “Asset Purchase Agreement”) dated as of July 17, 2009, with an affiliate of Golden Gate Capital (the “Buyer”). The Amendment primarily concerns the date of determination of the working capital and capital expenditure adjustments to the purchase price payable by the Buyer, and includes related changes to definitions contained in the Asset Purchase Agreement, each as more fully described in the text of the Amendment. The Company and its affiliates do not have any material relationships with the Buyer or its affiliates, other than in respect of the Asset Purchase Agreement and the transactions contemplated thereby.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference, and to the Asset Purchase Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 23, 2009, and is hereby incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

As previously disclosed, on June 17, 2009 the Company and its U.S. subsidiaries filed voluntary petitions (the “U.S. Bankruptcy Proceeding”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) and the Canadian subsidiaries of the Company filed an application with the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) seeking relief under the provisions of the Canadian Companies’ Creditors Arrangement Act (the “Canadian Bankruptcy Proceeding” and, together with the U.S. Bankruptcy Proceeding, the “Bankruptcy Proceedings”). On August 3, 2009, the Sellers completed their previously announced sale of substantially all of their assets to affiliates of the Buyer pursuant to the Asset Purchase Agreement (the “Sale”). The Sale was conducted under the provisions of Section 363 of the Bankruptcy Code and approved by the Bankruptcy Court and by the Canadian Court on July 22, 2009 following the completion of an auction process in which the Buyer was declared the winning bidder.

The aggregate gross purchase price for the Sale was $286 million in cash, subject to certain adjustments relating principally to the level of working capital and capital expenditures as of closing, and the Buyer assumed certain liabilities from the Sellers associated with the purchased assets. $11.0 million of the proceeds received in the Sale have been allocated to the Canadian subsidiaries of the Company and paid to the Monitor in the Canadian Bankruptcy Proceeding. In addition, the Company paid a break-up fee of $5,057,500 in cash to an affiliate of CCMP Capital Advisors (“CCMP”) upon the closing of the Sale pursuant to the terms of the Company’s Asset Purchase Agreement with CCMP dated as of June 16, 2009, which was terminated on July 22, 2009 (the “CCMP Agreement”). The Sale also resulted in the payment of certain amounts due under the Company’s Key Employee Incentive Program (the “KEIP”) and Key Manger Incentive Program (the “KMIP”), which resulted in a one-time cash compensation charge of approximately $2.6 million. The KEIP and the KMIP were approved by the Bankruptcy Court on July 22, 2009.

See the Company’s Current Reports on Form 8-K filed on June 17, 2009, June 19, 2009, June 22, 2009, July 17, 2009 and July 23, 2009 for more information concerning the Bankruptcy Proceedings, the Asset Purchase Agreement and the CCMP Agreement.

There is no material relationship, other than in respect of the Asset Purchase Agreement and the transactions contemplated thereby, between the Buyer or any of its affiliates, on the one hand, and the Company or any of its affiliates, or any of the Company’s directors or officers, or associates of such directors or officers, on the other hand.

Item 2.05. Costs Associated with Exit or Disposal Activities

The disclosures in Item 2.01 of this Form 8-K are incorporated herein by reference.

The Company is currently unable in good faith to make a determination of an estimate of the amount or range or amounts expected to be incurred in connection with the Sale and the Bankruptcy Proceedings, both with respect to each major type of costs associated therewith and with respect to the total cost, or an estimate of the amount or range of amounts that will result in future cash expenditures for such transaction.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the closing of the Sale on August 3, 2009, all of the executive officers of the Company, including Mr. McNeil Fiske, the Company’s President and Chief Executive Officer, Mr. Marv Toland, the Company’s Senior Vice President and Chief Financial Officer and the Company’s other named executive officers, accepted employment with an affiliate of the Buyer and, with certain limited exceptions, resigned from their positions with the Company. Mr. Toland and Ms. Freya Brier will continue with the Company in limited roles during a brief transition period. In addition, effective as of the completion of the Sale on August 3, 2009, Mr. Fiske resigned from our Board of Directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 3, 2009, the Company filed with the Delaware Secretary of State a Certificate of Amendment to the Certificate of Incorporation of Eddie Bauer Holdings, Inc., a copy of which is attached hereto as Exhibit 3.1 (the “Charter Amendment”) amending its Certificate of Incorporation, effective immediately, to change the name of the Company from “Eddie Bauer Holdings, Inc.” to “EBHI Holdings, Inc.” The Charter Amendment was required by the terms of the Asset Purchase Agreement and was made pursuant to Section 303 of the General Corporation Law of the State of Delaware and pursuant to an order of the Bankruptcy Court issued in connection with the Bankruptcy Proceeding. Stockholder approval of the Charter Amendment was not required.

Item 7.01. Regulation FD Disclosure

Monthly Operating Reports

On July 30, 2009, the Company and certain other debtor-in-possession subsidiaries of the Company filed unaudited Monthly Operating Reports for the period beginning on June 17, 2009 and ending on July 4, 2009 (the “Monthly Operating Reports”) with the Bankruptcy Court. A copy of the unaudited consolidated Monthly Operating Reports of the Company and its wholly-owned subsidiaries have been furnished as Exhibit 99.1 and are incorporated by reference herein. The Monthly Operating Reports may be available electronically, on the website of the claims agent, Kurtzman Carson Consultants, LLC, at http://www.kccllc.net/eddiebauer.

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Reports, which were not prepared for the purpose of providing a basis for an investment decision in any of the securities of the Company. The Monthly Operating Reports contain estimated financial information and projections that have not been updated for actual results, audited or reviewed by independent accountants and may be subject to further review and potential adjustments. The format and contents of the Monthly Operating Reports are prescribed by applicable bankruptcy laws, are limited in scope and cover a time period which may be shorter than or otherwise differ from the time periods required in the Company’s reports filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the information contained in the Monthly Operating Reports may not be indicative of the Company’s financial condition or results of operations for the projected period that would be reflected in the Company’s financial statements or reports filed pursuant to the Exchange Act, and there can be no assurance that, from the perspective of any investor or potential investor in the Company, the information contained in the Monthly Operating Reports is complete or accurately reflects the financial results for the periods reflected. The information set forth in the Monthly Operating Reports should not be viewed as indicative of the Company’s expected operating results for future periods.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 8.01. Other Events

On August 4, 2009, the Company issued a press release announcing the completion the Sale. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is hereby incorporated herein by reference.

The Company and its subsidiaries intend to liquidate following the completion of the Sale and fulfillment of their remaining obligations under the Asset Purchase Agreement and a related transition services agreement.

As previously announced, management of the Company believes that there will be no value for common stockholders of the Company in the bankruptcy liquidation process. Stockholders of a company in Chapter 11 generally receive value only if all claims of its secured and unsecured creditors are fully satisfied. The Company believes that the claims of its creditors will not be fully satisfied, even after completion of the Sale or future sales of remaining assets, if any, in the liquidation process.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	First Amendment to the Asset Purchase Agreement, dated July 29, 2009, by and among the Company, each of the subsidiaries of the Company listed on Schedule I to the Asset Purchase Agreement and Everest Holdings LLC.

3.1	Certificate of Amendment to the Certificate of Incorporation of Eddie Bauer Holdings, Inc.

99.1	Eddie Bauer Holdings, Inc. and Eddie Bauer, Inc. – Monthly Operating Report filed with the Bankruptcy Court on July 30, 2009

99.2	Press release dated August 4, 2009

Forward-Looking Statements

This report and the exhibits hereto may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” qualifiers such as “preliminary” and similar expressions. Such forward looking statements are based on the Company’s current plans, expectations, estimates and management’s beliefs about the Company’s future performance. Forward-looking statements contained in this Form 8-K are based on estimates and assumptions, which assumptions and estimates may prove to be inaccurate, and involve risks and uncertainties. Forward-looking statements are not guarantees of future events, and the Company can provide no assurance that such statements will be realized. Actual results may differ from those contemplated by such forward-looking statements as a result of a variety of factors, including adverse Bankruptcy Court rulings and the other risks identified in our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended, including the Company’s Annual Report on Form 10-K for the period January 3, 2009 and Quarterly Report on Form 10-Q for the period ended April 4, 2009. The information contained in this Form 8-K is provided as of August 4, 2009, and the Company undertakes no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDDIE BAUER HOLDINGS, INC.

Date: August 2, 2009	By	/s/ Freya R. Brier
	Name:	Freya R. Brier
	Title:	Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
2.1	First Amendment to the Asset Purchase Agreement, dated July 29, 2009, by and among the Company, each of the subsidiaries of the Company listed on Schedule I to the Asset Purchase Agreement and Everest Holdings LLC.

3.1	Certificate of Amendment to the Certificate of Incorporation of Eddie Bauer Holdings, Inc.

99.1	Eddie Bauer Holdings, Inc. and Eddie Bauer, Inc. – Monthly Operating Report filed with the Bankruptcy Court on July 30, 2009

99.2	Press release dated August 4, 2009